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                                                            EXHIBIT 21


                          MORRISON KNUDSEN CORPORATION
                 (FORMERLY WASHINGTON CONSTRUCTION GROUP, INC.)

                         SUBSIDIARIES OF THE REGISTRANT

Consolidated subsidiaries of the registrant,
Morrison Knudsen Corporation (Delaware)

                                    STATE OR COUNTRY OF INCORPORATION
                                    ---------------------------------
Atascosa Mining Co.                        Nevada
Blue Diamond Materials, Inc.               Nevada
Centennial Engineering, Inc.               Colorado
CF Systems Corporation                     Massachusetts
Conda Mining, Inc.                         Idaho
Industrial Contractors Corporation         Montana
Kasler Corporation                         California
MK Ferguson of Oak Ridge Company           Tennessee
Morrison Knudsen Corporation               Ohio
Morrison Knudsen Deutschland GmbH          Germany
National Projects, Inc.                    Nevada
Pomeroy Corporation                        California
Washington Construction Company            Montana
Washington Contractors Group, Inc.         Montana

The names of particular subsidiaries have been excluded because when considered in the aggregate as a single subsidiary, as of November 30, 1997, they would not constitute a significant subsidiary under Rule 1-02 of Regulation S-X.